                                                                   EXHIBIT 10.04

                            FIRST AMENDMENT TO LEASE

         THIS FIRST AMENDMENT TO LEASE (this "Amendment") is made and entered into as of the 1st day of October, 2001, by and between EOP - MARINA BUSINESS CENTER, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("Landlord"), and CANCERVAX CORPORATION, A DELAWARE CORPORATION ("Tenant").

                                    RECITALS

A. Landlord (as successor in interest to Spieker Properties, L.P., a California limited partnership) and Tenant (as successor in interest to John Wayne Cancer Institute, a non-profit corporation) are parties to that certain lease dated July 22, 1999 (the "Lease"). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 25,600 rentable square feet (the "Original Premises") described as Suite No. 100 on the first floor and mezzanine of the building located at 4503 Glencoe Avenue, Marina del Rey, California (the "Building").

B. Tenant has requested that additional space containing approximately 25,150 rentable square feet described as Suite No. 150 on the first floor and mezzanine of the Building shown on EXHIBIT A hereto (the "Expansion Space") be added to the Original Premises and that the Lease be appropriately amended and Landlord is willing to do the same on the following terms and conditions.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

I. EXPANSION AND EFFECTIVE DATE. Retroactively Effective as of September 10, 2001 (the "Expansion Effective Date), the Premises, as defined in the Lease, is increased from approximately 25,600 rentable square feet on the first floor and mezzanine to approximately 50,750 rentable square feet on the first floor and mezzanine by the addition of the Expansion Space, and from and after the Expansion Effective Date, the Original Premises and the Expansion Space, collectively, shall be deemed the Premises, as defined in the Lease. For purposes of the Lease, as amended hereby, the "rentable square feet" of the Premises shall as of the Expansion Effective Date be deemed to be 50,750 rentable square feet and shall not be subject to remeasurement or modification. The term for the Expansion Space (the "Expansion Term") shall commence on the Expansion Effective Date and end on the Scheduled Term Expiration Date of August 14, 2009, as set forth in the Lease. The Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Original Premises unless such concessions are expressly provided for herein with respect to the Expansion Space.

II. BASE RENT. In addition to Tenant's obligation to pay Base Rent for the Original Premises, Tenant shall pay Landlord Base Rent for the Expansion Space as follows:

--------------------------------------------------------------------------------
                            MONTHLY RATE
                            PER RENTABLE            ANNUAL              MONTHLY
PERIOD OF THE TERM           SQUARE FOOT           BASE RENT           BASE RENT
--------------------------------------------------------------------------------
September 10, 2001 -            $1.28             __________          $22,534.40
 September 30, 2001
--------------------------------------------------------------------------------
  October 1, 2001 -             $1.28             $ 386,304.00        $32,192.00
   August 14, 2002
--------------------------------------------------------------------------------
  August 15, 2002 -             $1.33             $ 401,394.00        $33,449.50
   August 14, 2003
--------------------------------------------------------------------------------
  August 15, 2003 -             $1.38             $ 416,484.00        $34,707.00
   August 14, 2004
--------------------------------------------------------------------------------
  August 15, 2004 -             $1.43             $ 431,574.00        $35,964.50
   August 14, 2005
--------------------------------------------------------------------------------
  August 15, 2005 -             $1.48             $ 446,664.00        $37,222.00
   August 14, 2006
--------------------------------------------------------------------------------
  August 15, 2006 -             $1.53             $ 461,754.00        $38,479.50
   August 14, 2007
--------------------------------------------------------------------------------
  August 15, 2007 -             $1.58             $ 476,844.00        $39,737.00
   August 14, 2008
--------------------------------------------------------------------------------
  August 15, 2008 -             $1.63             $ 491,934.00        $40,994.50
   August 14, 2009
--------------------------------------------------------------------------------

         All such Base Rent shall be payable by Tenant in accordance with the terms of Section 6.A of the Lease, provided that upon Tenant's execution and delivery of this Amendment to Landlord, Tenant shall pay to Landlord the Base Rent for the Expansion Space for the period of September 10-30, 2001.

         Landlord and Tenant acknowledge that the foregoing schedule is based on the assumption that the Expansion Effective Date is September 10, 2001. If the Expansion Effective Date is other than September 10, 2001, the schedule set forth above with respect to the payment of any installment(s) of Base Rent for the Expansion Space shall be appropriately adjusted on a per diem basis to reflect the actual Expansion Effective Date, and the actual Expansion Effective Date shall be set forth in a confirmation letter to be prepared by Landlord. However, the effective date of any increases or decreases in the Base Rent rate shall not be postponed as a result of an adjustment of the Expansion Effective Date as provided above.

III. ADDITIONAL SECURITY DEPOSIT. Upon Tenant's execution and delivery of this Amendment to Landlord, Tenant shall pay Landlord the sum of $503,000.00 (the "Additional Security") which shall be added to and become part of the Security Deposit required pursuant to Article 19 of the Lease, provided that Tenant shall have the right to instead deliver such Additional Security to Landlord in the form of an amendment to the existing Letter of Credit previously provided by Tenant to Landlord pursuant to Section 39.G of the Lease (the "Existing L-C"), and in such event the terms of Article 19 and Section 39.G of the Lease, as amended by this Amendment, shall apply. In the event that Tenant elects to deliver the Additional Security to Landlord in the form of an amendment to the Existing L-C, then Tenant shall deliver the amendment to the Existing L-C to Landlord within 5 days following Tenant's execution and delivery of this Amendment to Landlord. The Additional Security shall constitute additional security for payment of Rent and the performance of the other terms and conditions of the Lease, as amended, by Tenant. Accordingly, simultaneous with Tenant's execution and delivery of this Amendment to Landlord, the Security Deposit is increased from $275,000.00 to $778,000.00. Notwithstanding any contrary provision of
         Article 19 of the Lease or Section 39.G of the Lease, provided that Tenant is not then in default under the Lease, as amended, and provided further that Tenant has not been in material default under the Lease, as amended, on more than 3 occasions during the Expansion Term, the Security Deposit required to be held by Landlord shall be reduced as follows:

----------------------------------------------------------------------
Reduction Date                              Amount of Security Deposit
----------------------------------------------------------------------
August 15, 2002                                     $653,000.00
----------------------------------------------------------------------
August 15, 2003                                     $553,000.00
----------------------------------------------------------------------
August 15, 2004                                     $453,000.00
----------------------------------------------------------------------
August 15, 2005                                     $403,000.00
----------------------------------------------------------------------
August 15, 2006                                     $353,000.00
----------------------------------------------------------------------
August 15, 2007                                     $303,000.00
----------------------------------------------------------------------
August 15, 2008                                     $253,000.00
----------------------------------------------------------------------

         In the event that Tenant delivers any portion of the Security Deposit to Landlord in the form of cash, then Landlord shall determine, in Landlord's sole discretion, whether the Letter of Credit or the cash portion of the Security Deposit, or a combination of both, shall be reduced pursuant to the foregoing provisions of this Section III, and if Landlord determines that the cash portion of the Security Deposit shall be reduced, then Landlord shall apply the amount of such reduction against Tenant's Base Rent obligations for the next succeeding months of the Term (until such amount has been fully credited against Base Rent). In the event that Tenant delivers the Additional Security to Landlord in the form of an amendment to the Existing L-C, then the Existing L-C shall be amended so that the beneficiary thereof is the Landlord named in this Amendment, and the address for the Landlord shall be as stated in Section VIII.D, below.

IV. TENANT'S PROPORTIONATE SHARE OF THE BUILDING. For the period commencing with the Expansion Effective Date and ending on the Scheduled Term Expiration Date, Tenant's Proportionate Share of the Building is 100%.

V. OPERATING EXPENSES. For the period commencing with the Expansion Effective Date and ending on the Scheduled Term Expiration Date, Tenant shall pay for Tenant's Proportionate Share of the Building (as set forth in Section IV, above) of Operating Expenses in accordance with the terms of the Lease.

VI.      IMPROVEMENTS TO EXPANSION SPACE.

         A. CONDITION OF EXPANSION SPACE. Tenant has inspected the Expansion Space and agrees to accept the same "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in
                  Section 10 of the Lease, this Amendment, and the work letter ("Work Letter") attached hereto as EXHIBIT B.

         B. RESPONSIBILITY FOR IMPROVEMENTS TO EXPANSION SPACE. Tenant may perform improvements to the Expansion Space in accordance with the Work Letter attached hereto as EXHIBIT B and Tenant shall be entitled to an improvement allowance in connection with such work as more fully described in EXHIBIT B.

VII. EARLY ACCESS TO EXPANSION SPACE. During any period that Tenant shall be permitted to enter the Expansion Space prior to the Expansion Effective Date (e.g., to perform alterations or Improvements), Tenant shall comply with all terms and provisions of the Lease, except those provisions requiring payment of Base Rent or Additional Rent as to the Expansion Space. If Tenant takes possession of the Expansion Space prior to the Expansion Effective Date for any reason whatsoever (other than the performance of work in the Expansion Space with Landlord's prior approval), such possession shall be subject to all the terms and conditions of the Lease and this Amendment, and Tenant shall pay Base Rent and Additional Rent as applicable to the Expansion Space to Landlord on a per diem basis for each day of occupancy prior to the Expansion Effective Date.

VIII. OTHER PERTINENT PROVISIONS. Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

         A. OPTION TO TERMINATE. Effective as of the date hereof, notwithstanding anything to the contrary in the Lease, the second sentence of Section 39.D(1) of the Lease, on page 29 thereof, is hereby deleted in its entirety and is replaced with the following: "The Termination Date' shall be September 1, 2006, subject to the following terms and conditions:". In addition, Section 39.D(1)(c) of the Lease is hereby deleted in its entirety and is replaced with the following:

                  "(c) Tenant shall pay to Landlord concurrently with the delivery of the Termination Notice an amount equal to the Termination Fee (defined below). The "Termination Fee" shall mean the sum of (i) $203,409.00 plus (ii) the unamortized Leasing Costs (defined below) as of the Termination Date, based upon an amortization period from the Term Commencement Date until the Scheduled Term Expiration Date, with interest accruing on said unamortized Leasing Costs at 10% per annum, and (iii) the unamortized Expansion Space Leasing Costs (defined below) as of the Scheduled Term Expiration Date, based upon an amortization period from the Expansion Effective Date until the Scheduled Term Expiration Date, with interest accruing on said unamortized Expansion Space Leasing Costs at 10% per annum. The term "Leasing Costs" shall mean the sum of
                  (A) all costs and expenses incurred by Landlord in connection with the Tenant Improvements for the Original Premises, and
                  (B) the brokerage commissions paid by Landlord in connection with the Lease, but not the First Amendment to Lease. The term "Expansion Space Leasing Costs" shall mean all costs and expenses incurred by Landlord in connection with the Expansion Space Alterations (defined in the Work Letter). Landlord agrees to provide to Tenant (I) the total amount of the Expansion Space Leasing Costs within 15 business days after written request from Tenant, and (II) the amount of the Termination Fee within 15 business days of Tenant's request for such amount."

         B. PARKING. During the Expansion Term, Tenant shall continue to have the right, but not the obligation, to use up to 77 unreserved, non-exclusive parking spaces (the "Existing Parking Spaces") in the parking facility servicing the Project (the "Parking Facility"), pursuant to the terms of the Basic Lease Information Section of the Lease and Article 37 of the Lease. In addition to the foregoing parking rights, during the Expansion Term, Tenant shall have the right, but not the obligation, to use up to 75 additional unreserved, non-exclusive parking spaces in the parking areas in the Project on a month-to-month basis, at 100% of the prevailing parking rate charged by Landlord from time to time for such parking spaces (including any city taxes), in accordance with the terms of Article 37 of the Lease. Tenant may change the number of unreserved, non-exclusive parking passes which Tenant elects to use rented pursuant to Article 37 of the Lease and this Section VIII.B upon at least thirty (30) days prior written notice to Landlord, provided that in no event shall Tenant be entitled to use more than the amount of unreserved, non-exclusive parking passes set forth in the Basic Lease Information Section of the Lease and this Section VIII.B.

         C. RENEWAL OPTION. Notwithstanding anything to the contrary in the Lease, Tenant's option to renew, as provided in Section 39.B of the Lease, shall apply to the entire Premises (including both the Original Premises and the Expansion Space in the aggregate), and not to only a portion thereof.

         D. NOTICE ADDRESSES. Landlord's notice address in the Basic Lease Information Section of the Lease is hereby deleted and replaced with the following:

LANDLORD:                                WITH A COPY TO:
EOP - Marina Business Center,            Equity Office Properties Trust
L.L.C.                                   Two North Riverside Plaza
C/O Equity Office Properties Trust       Suite 2100
13160 Mindanao Way, Suite 184            Chicago, Illinois 60606
Marina del Rey, California 90292         Attention: Regional Counsel - Los
Attention: Building Manager              Angeles Region

                  Tenant's notice address in the Basic Lease Information Section of the Lease is hereby deleted and replaced with the following:

                  TENANT:
                  CancerVax Corporation
                  5931 Darwin Court
                  Carlsbad, California 92008
                  Attention: General Counsel

         E. ADDRESS FOR PAYMENT OF RENT AND TENANT'S BILLING ADDRESS. Effective as of the date hereof, all rent payments shall be made payable to the order of EQUITY

                  OFFICE PROPERTIES. Landlord's Remittance Address set forth in the Basic Lease Information Section of the Lease is hereby deleted and replaced with the following: EOP - MARINA BUSINESS CENTER, L.L.C., P.O. BOX 60077, DEPARTMENT 12282, LOS ANGELES, CALIFORNIA 90060-0077. Further, Tenant's Billing Address set forth in the Basic Lease Information Section of the Lease is hereby deleted and replaced with the following: CancerVax Corporation, 5931 Darwin Court, Carlsbad, California 92008,
                  Attention: Accounts Payable.

         F. HVAC. Notwithstanding anything to the contrary in the Lease, effective as of the date hereof, Tenant shall provide, at Tenant's sole cost and expense, heating, ventilating and air conditioning for the Original Premises and the Expansion Space. In addition, Tenant shall, at Tenant's sole cost and expense, repair, maintain, and replace any heating, ventilating, or air conditioning system installed or maintained by Tenant for the Original Premises or the Expansion Space in accordance with the terms and conditions of
                  Article 11 of the Lease. Landlord shall have no obligation to provide any heating, ventilating, or air conditioning for the Original Premises or the Expansion Space. Landlord shall not be liable, in any manner whatsoever, for and Tenant shall not be entitled to an abatement or reduction of Rent by reason of any failure of heating, ventilating or air conditioning for the Original Premises or the Expansion Space, nor shall such failure be construed as a constructive eviction or actual eviction of Tenant. Landlord shall not be liable under any circumstances for loss or injury or interference with Tenant's business and/or operations through or in connection with or incidental to any failure to furnish heating, ventilating or air conditioning for the Original Premises or the Expansion Space.

         G. 1951.4 REMEDY. Effective as of the date hereof, the first sentence of Section 26.B(2) of the Lease, on page 22 thereof, is hereby deleted and is replaced with the following:

                  "Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due."

         H. DELETIONS. Effective as of the date hereof, Section 39.C of the Lease and Exhibit D attached to the Lease are hereby deleted in their entirety and are of no further force or effect.

IX.      MISCELLANEOUS.

         A. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Original Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

         B. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

         C. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

         D. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

         E. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

         F. Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment. Tenant agrees to indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the "Landlord Related Parties") harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment. Landlord agrees to indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the "Tenant Related Parties") harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.

[The rest of this page intentionally left blank. Signatures on the next page.]

         IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

                             LANDLORD:

                             EOP - MARINA BUSINESS CENTER, L.L.C., A
                             DELAWARE LIMITED LIABILITY COMPANY

                             By: EOP Operating Limited Partnership, a Delaware
                                 limited partnership, its sole member

                                 By: Equity Office Properties Trust, a Maryland
                                     real estate investment trust, its general
                                     partner

                                     By: /s/ Robert E. Dezzutti
                                         ------------------------------------
                                     Name: Robert E. Dezzutti
                                     Title: Senior Vice President

                             TENANT:

                             CANCERVAX CORPORATION, A DELAWARE CORPORATION

                             By: /s/ DAVID F. HALE
                                 --------------------------------------------
                             Name: DAVID F. HALE

                             Title: PRESIDENT & CEO

                             By: /s/ William LaRue
                                 --------------------------------------------
                             Name: William R. LaRue

                             Title: SUP - CFO

                                    EXHIBIT A

                                 EXPANSION SPACE

                                  [FLOOR PLAN]

                                  [FLOOR PLAN]

                                   EXHIBIT A

                                    EXHIBIT B

                                   WORK LETTER

         This Exhibit is attached to and made a part of that certain First Amendment to Lease (the "Amendment") dated as of the _________ day of September, 2001, by and between EOP - MARINA BUSINESS CENTER, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("Landlord") and CANCERVAX CORPORATION, A DELAWARE CORPORATION ("Tenant") for space in the Building located at 4503 Glencoe Avenue, Marina del Rey, California.

As used in this Work Letter, the "Premises" shall be deemed to mean only the Expansion Space, as defined in the attached Amendment.

I.       ALTERATIONS AND ALLOWANCE.

         A. Tenant, following the delivery of the Premises by Landlord and the full and final execution and delivery of the Amendment to which this Exhibit is attached and all prepaid rental and security deposits required under such agreement, shall have the right to perform alterations and improvements in the Premises (the "Expansion Space Alterations"). Notwithstanding the foregoing, Tenant and its contractors shall not have the right to perform Expansion Space Alterations in the Premises unless and until Tenant has complied with all of the terms and conditions of Article 12 of the Lease and has obtained the approval by Landlord of the final plans and specifications for the Expansion Space Alterations (the "Plans") and the contractors to be retained by Tenant to perform such Expansion Space Alterations. Tenant shall be responsible for all elements of the design of Tenant's Plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the premises and the placement of Tenant's furniture, appliances and equipment), and Landlord's approval of Tenant's Plans shall in no event relieve Tenant of the responsibility for such design. Landlord's approval of the contractors to perform the Expansion Space Alterations shall not be unreasonably withheld. The parties agree that Landlord's approval of the general contractor to perform the Expansion Space Alterations shall not be considered to be unreasonably withheld if any such general contractor (i) does not have trade references reasonably acceptable to Landlord, (ii) does not maintain insurance of the type(s) and in the amount(s) as required by Landlord, in Landlord's sole discretion, (iii) does not have the ability to be bonded for the work in an amount of no less than 150% of the total estimated cost of the Expansion Space Alterations, (iv) does not provide current financial statements reasonably acceptable to Landlord, or (v) is not licensed as a contractor in the State of California. Tenant acknowledges the foregoing is not intended to be an exclusive list of the reasons why Landlord may reasonably withhold its consent to a general contractor. In addition to being responsible for the construction of the Expansion Space Alterations, Tenant shall, at Tenant's sole cost and expense, be responsible for the demolition and removal of any existing improvements in the Premises or the Original Premises, to the extent any such demolition and removal is necessary. Notwithstanding anything to the contrary in Article 12 of the Lease, Tenant shall not be required to pay an administration fee in connection with Landlord's oversight of the Expansion Space Alterations.

         B. Provided Tenant is not in default, Landlord agrees to contribute the sum of $503,000.00 ($20.00 per rentable square foot of the Premises) (the "Allowance") toward the cost of performing the Expansion Space Alterations in preparation of Tenant's occupancy of the Premises. The Allowance may only be used for (i) the cost of preparing design and construction documents and mechanical and electrical plans for the Expansion Space Alterations, (ii) hard costs in connection with the Expansion Space Alterations, and (iii) consulting fees associated with the validation of the Expansion Space Alterations. The Allowance, less a 10% retainage (which retainage shall be payable as part of the final draw), shall be paid to Tenant or, at Landlord's option, to the order of the general contractor that performs the Expansion Space Alterations, in periodic disbursements within 30 days after receipt of the following documentation: (i) an application for payment and sworn statement of contractor substantially in the form of AIA Document G-702 covering all work for which disbursement is to be made to a date specified therein; (ii) a certification from an AIA architect substantially in the form of the Architect's Certificate for Payment which is located on AIA Document G702,

                  Application and Certificate of Payment; (iii) contractor's, subcontractor's and material supplier's waivers of liens which shall cover all Expansion Space Alterations for which disbursement is being requested and all other statements and forms required for compliance with the mechanics' lien laws of the State of California, together with all such invoices, contracts, or other supporting data as Landlord or Landlord's mortgagee may reasonably require; (iv) a cost breakdown for each trade or subcontractor performing the Expansion Space Alterations; (v) plans and specifications for the Expansion Space Alterations, together with a certificate from an AIA architect that such plans and specifications comply in all material respects with all laws affecting the Building, Project and Premises; (vi) copies of all construction contracts for the Expansion Space Alterations, together with copies of all change orders, if any; and (vii) a request to disburse from Tenant containing an approval by Tenant of the work done and a good faith estimate of the cost to complete the Expansion Space Alterations. Upon completion of the Expansion Space Alterations, and prior to final disbursement of the Allowance, Tenant shall furnish Landlord with: (1) general contractor and architect's completion affidavits, (2) full and final waivers of lien, (3) receipted bills covering all labor and materials expended and used, (4) as-built plans of the Expansion Space Alterations, and (5) the certification of Tenant and its architect that the Expansion Space Alterations have been installed in a good and workmanlike manner in accordance with the approved Plans, and in accordance with applicable laws, codes and ordinances. In no event shall Landlord be required to disburse the Allowance more than one time per month. If the Expansion Space Alterations exceed the Allowance, Tenant shall be entitled to the Allowance in accordance with the terms hereof, but each individual disbursement of the Allowance shall be disbursed in the proportion that the Allowance bears to the total cost for the Expansion Space Alterations, less the 10% retainage referenced above. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Allowance during the continuance of an uncured default under the Lease, and Landlord's obligation to disburse shall only resume when and if such default is cured.

         C. In no event shall the Allowance be used for the purchase of equipment, furniture or other items of personal property of Tenant. If Tenant does not submit a request for payment of the entire Allowance to Landlord in accordance with the provisions contained in this Exhibit by August 14, 2002, any unused amount shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection therewith. Tenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with the Expansion Space Alterations and/or Allowance.

         D. Commencing on the date which shall be mutually agreed upon by Landlord and Tenant, Tenant shall hold weekly meetings at a reasonable time, with the architect and the contractor retained by Tenant regarding the progress of the preparation of Plans and the construction of the Expansion Space Alterations, which meetings shall be held at a location reasonably acceptable to Landlord, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings. Upon Landlord's request, certain of "Tenant's Agents" (defined in Section F, below) shall attend such meetings. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord. One such meeting each month shall include the review of the contractor's current request for payment.

         E. Tenant agrees to accept the Premises in its "as-is" condition and configuration, it being agreed that Landlord shall not be required to perform any work (subject to Landlord's obligations under Article 10 of the Lease during the Expansion
                  Term) or, except as provided above with respect to the Allowance, incur any costs in connection with the construction or demolition of any improvements in the Premises.

         F. Tenant's indemnity of Landlord as set forth in Article 8 of the Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant's employees, agents, customers, visitors, invitees, licensees, contractors, assignees and subtenants ("Tenant's Agents") or anyone directly or indirectly employed by any of them, or in connection with Tenant's non-payment of any amount arising out of the Expansion Space Alterations and/or Landlord's disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in the Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord's performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Expansion Space Alterations, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises.

         G. Notwithstanding anything to the contrary set forth in this Work Letter, Tenant hereby agrees that neither Landlord nor Landlord's consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that the obtaining of the same shall be Tenant's responsibility.

         H. This Exhibit shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease, as amended, or otherwise, or to any portion of the Original Premises or any additions to the Premises or the Original Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease, as amended, or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

         IN WITNESS WHEREOF, Landlord and Tenant have entered into this Exhibit as of the date first written above.

                              LANDLORD:

                              EOP - MARINA BUSINESS CENTER, L.L.C., A
                              DELAWARE LIMITED LIABILITY COMPANY

                              By: EOP Operating Limited Partnership, a Delaware
                                  limited partnership, its sole member

                                  By: Equity Office Properties Trust, a Maryland
                                      real estate investment trust, its general
                                      partner

                                      By: /s/ Robert E. Dezzutti
                                          ------------------------------------
                                      Name: Robert E. Dezzutti

                                      Title: Senior Vice President

                              TENANT:

                              CANCERVAX CORPORATION,

                              A DELAWARE CORPORATION

                              By: /s/ DAVID F. HALE
                                  --------------------------------------------
                              Name: DAVID F. HALE

                              Title: PRESIDENT & CEO

                              By: /s/ William LaRue
                                  --------------------------------------------
                              Name: William R. LaRue

                              Title: SUP - CFO